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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated February 25, 1997, with respect to the consolidated financial statements of LADCO Financial Group and Subsidiaries (dba LADCO Leasing) for the year ended December 31, 1996 incorporated by reference in the Registration Statements (Form S-3 333-00164, Form S-3 333-16757, Form S-3 333-19157, Form S-3 333-24783 Form S-3 333-26075, Form S-3 333-27403, Form S-8
33-88974, Form S-8 33-88976, Form S-8 33-97000 and Form S-8 333-33021) of PMT
Services, Inc. for the registration of shares of its common stock.


ERNST & YOUNG LLP

Los Angeles, California
September 15, 1997